Exhibit 10.14

FORM OF
DYNAMIC OFFSHORE RESOURCES, INC.
STOCKHOLDERS AGREEMENT

This Stockholders Agreement (“Agreement”) is entered into as of [•], 2012 by and among Dynamic Offshore Resources, Inc., a Delaware corporation (the “Company”), R/C Dynamic Holdings, L.P., a Delaware limited partnership (“R/C Dynamic Holdings”),  R/C Energy IV Direct Partnership, L.P., a Delaware limited partnership (“R/C Direct” and, together with R/C Dynamic Holdings, “Riverstone”), Michel B. Moreno, G. M. McCarroll, SESI, L.L.C., a Delaware limited liability company (“SESI”), Superior Energy Investments, LLC, a Delaware limited liability company (“SEI” and together with SESI, “Superior”), and each other person listed as a Stockholder on the signature pages hereof or who from time to time may execute and deliver a counterpart signature page and become a party hereto (each, a “Party” and collectively, the “Parties”).

RECITALS

WHEREAS, in connection with, and in consideration of, the transactions contemplated by the Company’s Registration Statement on Form S-1, (File No. 333-176521) initially filed with the Commission (as hereinafter defined) on August 26, 2011 and declared effective by the Commission under the Securities Act (as hereinafter defined) on [•], 2012 in connection with the Company’s initial public offering of its common stock (the “Initial Public Offering”), the Company and the Stockholders (as hereinafter defined) desire to enter into this Agreement to provide for certain matters with respect to the composition of the Board of Directors (as defined below) and the ownership and transfer of the Common Stock (as hereinafter defined) now held of record or beneficially by, or hereafter acquired by, the Stockholders.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements set forth herein and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

SECTION 1.                            DEFINITIONS:

(a)                      As used in this Agreement, the following terms have the following meanings set forth below.

“Affiliate” of a Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with the first Person.  For purposes of this definition, “control” means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through ownership of voting securities, by agreement or otherwise.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day other than a Saturday, Sunday or legal holiday on which banks in New York, New York are authorized or obligated by law to close.

“Bylaws” means the Bylaws of the Company in effect on the date hereof, and as thereafter further amended in accordance with the terms hereof and thereof and pursuant to applicable law.

“Charitable Organization” means a “charitable organization” as described by Section 501(c)(3) of the Internal Revenue Code of 1986, as in effect from time to time.

“Class I,” “Class II” and “Class III” shall have the respective meanings specified in the Bylaws.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the common stock, par value $0.01 per share, of the Company, together with each class of security into which such common stock may be converted or for which such common stock may be exercised or exchanged.

“Company Sale” means any transaction or series of transactions as a result of which one or more Affiliated Persons or a “group” of Persons (within the meaning of Section 13(d) under the Securities Exchange Act of 1934, as amended) (other than, in each case, the Stockholders and their Affiliates) acquires (i) equity securities of the Company possessing the voting power sufficient to elect a majority of the members of the Board of Directors of the Company or its successor(s) (whether such transaction is effected by merger, consolidation, recapitalization, sale or transfer of the Company’s equity or otherwise, but excluding any Exempt Transfers) or (ii) all or substantially all of the assets of the Company and its subsidiaries.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exempt Transfer” means:

(i)                                     a Transfer by any Party that is an individual of all or any shares of its Common Stock by way of a gift (i) to a Family Member of such Party, on the condition that such transferee agrees to be bound by the terms of this Agreement, (ii) to a trust or other entity that is not a Management Trust Stockholder whose sole and exclusive beneficiaries are such Party and/or Family Members of such Party, on the condition that such transferee agrees to be bound by the terms of this Agreement or (iii) that is a bona fide charitable gift to a Charitable Organization, provided that the aggregate amount of shares of Common Stock Transferred by any such Party pursuant to this subsection (iii) shall not exceed ten percent (10%) of the number of shares of Common Stock held by such Party on the date of this Agreement;

(ii)                                  a Transfer by Superior of all or any shares of its Common Stock to a Permitted Superior Transferee, on the condition that such Permitted Superior Transferee agrees to be bound by the terms of this Agreement; and

(iii)                               a Transfer by R/C Direct or R/C Dynamic Holdings of all or any of their respective shares of Common Stock to a Permitted Riverstone Transferee.

“Family Member” means, with respect to each Party that is an individual, a spouse, lineal ancestor, lineal descendant, legally adopted child, brother or sister of such Party, or a lineal descendant or legally adopted child of a brother or sister of such Party.

“Governmental Authority” means any United States, foreign, supra-national, federal, state, provincial, local or self-regulatory governmental, regulatory or administrative authority, agency, division, body, organization or commission or any judicial or arbitral body.

“Independent Director” means an individual that is independent within the meaning of “independent director” under the New York Stock Exchange rules or the rules of such other national securities exchange on which the Common Stock is then listed for trading.

“Management Stockholders” means the Stockholders other than Riverstone and any Permitted Riverstone Transferee, Superior and any Permitted Superior Transferee, any Management Trust Stockholder and Michel B. Moreno.

“Management Trust Stockholder” means each of the Stockholders listed on Exhibit C hereto.

“Necessary Action” means, with respect to a specified result, all actions (to the extent such actions are permitted by law and, in the case of any action by the Company that requires a vote or other action on the part of the Board of Directors, to the extent such action is consistent with the fiduciary duties that the Directors may have in such capacity) necessary to cause such result, including (i) voting or providing a written consent or proxy with respect to the shares of Common Stock, (ii) causing the adoption of stockholders’ resolutions and amendments to the organizational documents of the Company, (iii) executing agreements and instruments, and (iv) making, or causing to be made, with governmental, administrative or regulatory authorities, all filings, registrations or similar actions that are required to achieve such result.

“Other Stockholders” means, collectively, any Party, other than the Riverstone Stockholders, which is issued Common Stock or becomes the beneficial owner of any Common Stock or is Transferred any Common Stock by any other Person.

“Permitted Riverstone Transferee” means (i) any Affiliate of R/C Direct or R/C Dynamic Holdings, (ii) any other investment fund sponsored and managed or co-managed by Riverstone Holdings LLC, TC Group, L.L.C. or an Affiliate of either of them (the “C/R Sponsor”), or (iii) any investor in any of the foregoing where the C/R Sponsor retains direct or indirect control over voting and disposition.

“Permitted Superior Transferee” means any Affiliate of Superior.

“Permitted Transferee” means any Person to which any Stockholder Transfers his, her or its Common Stock pursuant to an Exempt Transfer.

“Person” means any natural person, corporation, limited partnership, general partnership, limited liability company, joint stock company, joint venture, association, company, trust or other organization, or any Governmental Authority.

“Registration Rights Agreement” means that certain Registration Rights Agreement, dated as of [•], 2012, by and between the Company, Riverstone, and the other parties thereto, as amended, restated or otherwise modified from time to time.

“Riverstone Entities” means, collectively, R/C Dynamic Holdings, R/C Direct and their respective Permitted Riverstone Transferees.

“Riverstone Majority” means Riverstone Stockholders who, in the aggregate, hold more than 50% of the Common Stock held by all Riverstone Stockholders.

“Riverstone Stockholders” means, collectively, (i) Riverstone and (ii) any Permitted Riverstone Transferee which is issued Common Stock or becomes the beneficial owner of any Common Stock or is Transferred any Common Stock by any other Person.

“Securities Act” means the Securities Act of 1933, as amended.

“Stockholders” means the Riverstone Stockholders and the Other Stockholders, collectively.

“Subsidiaries” of the Company means, collectively, each entity (i) of which the Company (either alone or through or together with one or more other Subsidiaries) owns, directly or indirectly, more than 50% of the capital stock or other equity securities of such entity, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of, or otherwise control the business and affairs of, such entity or (ii) the operations of which are consolidated with the Company for financial reporting purposes.

“Superior Stockholders” means, collectively, (i) Superior and (ii) any Permitted Superior Transferee which is issued Common Stock or becomes the beneficial owner of any Common Stock or is Transferred any Common Stock by any other Person.

“Third Party Purchaser” means any Person, other than a Stockholder or their Permitted Transferees, who purchases or intends to purchase Common Stock from any Stockholder or their Permitted Transferees.

“Transfer” means sell, transfer, convey, assign, pledge, hypothecate or otherwise dispose of or encumber.

“Vested Options” means any options to acquire Common Stock now or hereafter issued by the Company pursuant to one or more equity or stock option plans adopted by the Board of Directors that are, at the time in question, exercisable in accordance with their terms (including any options which become exercisable as a result of or upon the consummation of any transaction giving rise to any relevant right hereunder).

(b)                     The following terms have the meanings defined for such terms in the Sections set forth below:

Term	Section
Agreement	Preamble

Bring-Along Notice	4(b)
Bring-Along Right	4(a)
Company	Preamble
Initial Public Offering	Recitals
Lock-up Release Date	3(a)
Management Director	2(a)
Party	Preamble
purchaser representative	5(a)
R/C Direct	Preamble
R/C Dynamic Holdings	Preamble
Riverstone	Preamble
Riverstone Directors	2(a)
Sale Notice	5(b)
Tag-Along Notice	5(c)
Tag-Along Right	5(a)
Tag-Along Stockholder	5(a)
SEI	Preamble
SESI	Preamble
Superior	Preamble
Third Party Terms	4(b)

(c)                                  Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms “hereof,” “herein,” “hereby” and derivative or similar words refer to this entire Agreement; (iv) the term “Section” refers to the specified Section of this Agreement; (v) the word “including” shall mean “including, without limitation”, and (vi) the word “or” shall be disjunctive but not exclusive.

(d)                                 References to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto.

(e)                                  References to statutes shall include all regulations promulgated thereunder and references to statutes or regulations shall be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation.

(f)                                    The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against either Party.

SECTION 2.                            BOARD OF DIRECTORS

(a)                                  Nomination.  The Board of Directors shall consist of five (5) Directors; provided that, within one (1) year of the effective date of the registration statement relating to the Initial Public Offering, the Board of Directors shall be expanded to add two (2) additional Independent Director(s) and the Company and the Stockholders shall take all Necessary Actions to increase the size of the Board of Directors to add such Independent Director(s).  The Company will not decrease or otherwise increase the number of Directors without the consent of the Riverstone Stockholders constituting a Riverstone Majority (so long as the Riverstone Stockholders hold in the aggregate five percent (5%) or more of the then-outstanding shares of Common Stock).  The Company and the Stockholders shall take all Necessary Actions to cause the Board of Directors to consist of members designated as follows:

(i)                                     three (3) nominees designated by the Riverstone Stockholders constituting a Riverstone Majority (the “Riverstone Directors”), which Riverstone Directors shall initially be               ,                and               ; provided that (A) the number of Riverstone Directors to be designated by R/C Dynamic Holdings (or its designee) shall be reduced to two (2) Directors at such time as the Riverstone Stockholders in the aggregate hold less than twenty-five percent (25%) of the then-outstanding shares of Common Stock, (B) the number of Riverstone Directors to be designated by R/C Dynamic Holdings (or its designee) shall be reduced to one (1) Director at such time as the Riverstone Stockholders in the aggregate hold less than ten percent (10%) of the then-outstanding shares of Common Stock, (C) the Riverstone Stockholders shall have no right to designate any members of the Board of Directors pursuant to this Section 2(a)(i) at such time as the Riverstone Stockholders in the aggregate hold less than five percent (5%) of the then-outstanding shares of Common Stock, and (D) at any given time, each Riverstone Director shall be in a different class of Directors as each of the other Riverstone Directors;

(ii)                                  the Chief Executive Officer of the Company (the “Management Director”), which Management Director shall initially be G. M. McCarroll.  The Other Stockholders hereby grant by R/C Dynamic Holdings (and its designee, as applicable) an irrevocable proxy, coupled with an interest, to take all Necessary Action (including the right to vote the shares of Common Stock held by such Other Stockholder), in the event that the Management Director at any time ceases to be employed by the Company or its Subsidiaries for any reason to cause the resignation or removal of such Management Director; and

(iii)                               each additional nominee designated by the Board of Directors or a committee designated by the Board of Directors, which designee shall initially be Robert Fulton.

The Company shall cause the individuals designated in accordance with Section 2(a) to be nominated for election to the Board of Directors, shall solicit proxies in favor thereof, and at each meeting of the stockholders of the Company at which directors of the Company are to be elected, shall recommend that the stockholders of the Company elect to the Board of Directors each such individual nominated for election at such meeting.

Notwithstanding the foregoing, this Section 2(a) confers upon the Riverstone Stockholders the right, but not the obligation, to designate members of the Board of Directors, and any Riverstone Stockholder may, at its option, elect not to exercise any such right to designate a member or members of the Board of Directors; provided that no election by any Riverstone Stockholder to refrain from exercising any such right shall in any way affect such Stockholder’s obligations under this Agreement.

(b)                     Classes of the Board of Directors.  The members of the Board of Directors shall be allocated among the three classes of the Board of Directors as follows:  (i) so long as the

Riverstone Stockholders have the right to designate three Riverstone Directors, one Riverstone Director shall be allocated to each of Class I, Class II and Class III; and (ii) so long as the Riverstone Stockholders have the right to designate three Riverstone Directors, (A) the Management Director shall be allocated to Class III, and (B) one Independent Director shall be allocated to Class I (and any new director position created as a result of the expansion of the Board of Directors prior to the first anniversary of the Effective Date shall be allocated to Class II or Class III).

(c)                      Voting Agreement.  At each election of directors held after the date hereof (or each written consent in lieu thereof), each Stockholder agrees to vote all shares of Common Stock entitled to vote in the election of directors owned or held of record by such Stockholder, and to take any other Necessary Actions, to elect (or to execute such written consent consenting to the election of) the nominees designated pursuant to subsection (a) above.  The voting agreements contained herein are coupled with an interest and may not be revoked or amended except as set forth in this Agreement.

(d)                     Removal.  If Stockholders representing a Riverstone Majority provide written notice to each other Stockholder entitled to vote in the election of directors indicating that such Stockholders desire to remove a director previously designated by a Riverstone Majority, then such director shall be removed, and each Stockholder hereby agrees to vote all shares of Common Stock owned or held of record by such Stockholder to effect such removal.  Notwithstanding the foregoing, no director designated by a Riverstone Majority shall be removed, with or without cause, without the prior written consent of a Riverstone Majority.

(e)                      Vacancies.  If a vacancy is created on the Board of Directors at any time by the death, disability, retirement, resignation or removal (with or without cause) of a director nominated pursuant to Section 2(a)(i), the Riverstone Majority who previously designated such director shall be entitled to designate a replacement director to fill such vacancy, and each Stockholder then entitled to vote in the election of directors hereby agrees to vote all voting shares of Common Stock owned or held of record by it for the individual designated to fill such vacancy by the Riverstone Majority; provided, that such designee may not previously have been a director who was removed for cause.

SECTION 3.                            PROVISIONS REGARDING TRANSFERS

(a)                                  Notwithstanding anything to the contrary set forth in this Agreement or the Registration Rights Agreement, except for the shares of Common Stock sold in the Initial Public Offering, that number of shares of Common Stock set forth opposite a Management Stockholder’s name on Exhibit D hereto or as otherwise approved by R/C Dynamic Holdings and R/C Direct, prior to the date (the “Lock-up Release Date”) that is the earlier of (x) the date that is the second anniversary of the date hereof and (y) the date on which the Riverstone Stockholders have received cash proceeds in an amount equal to their aggregate Unreturned Contribution Account and Preferred Return (in each case as defined in the Amended and Restated Limited Partnership Agreement of Dynamic Offshore Holding, LP as in effect immediately prior to the consummation of the reorganization transactions undertaken in connection with the Initial Public Offering) as of immediately prior to the consummation of the reorganization transactions undertaken in connection with the Initial Public Offering, no

Management Stockholder shall Transfer or enter into any binding commitment to Transfer any shares of Common Stock except (i) in compliance with the terms of Section 4 or Section 5 hereof or (ii) pursuant to an Exempt Transfer.  In the event that R/C Dynamic Holdings and R/C Direct do not respond to a request to approve a Transfer pursuant to the immediately preceding sentence within ten (10) Business Days of receipt of a written request delivered in accordance with Section 7(f), R/C Dynamic Holdings and R/C Direct shall be deemed to have approved such Transfer on the terms set forth in such written request.  It shall be a condition to any Transfer pursuant to the preceding clause (ii) that (A) the Permitted Transferee (and any trustee(s) of any trust that is a Permitted Transferee) (other than a Charitable Organization) shall agree to become a party to this Agreement as a “Stockholder” for all purposes hereof and shall complete, execute and deliver to the Company a signature page in the form attached as Exhibit A hereto acknowledging that such Permitted Transferee agrees to be bound by the terms hereof and (B) such Transfer is either exempt from the registration requirements of the Securities Act and the applicable securities laws of any state or that such registration requirements have been complied with.  Any attempted Transfer of any Common Stock not in accordance with the provisions of this Section 3 shall be null and void and neither the Company nor any transfer agent of such Common Stock shall give any effect to such attempted Transfer in violation hereof.  Other than shares of Common Stock sold in the Initial Public Offering, each Stockholder represents and warrants that, as of the date hereof, such Stockholder does not have any present plan or intention to transfer the Common Stock received pursuant to the consummation of the reorganization transactions undertaken in connection with the Initial Public Offering.

(b)                                 Notwithstanding anything to the contrary set forth in this Agreement, no provision of this Agreement shall restrict or prohibit in any manner any Transfer by a Riverstone Stockholder of shares of Common Stock to any member or general or limited partner of such Riverstone Stockholder and the Parties agree that no such Transfer shall be conditioned on any agreement of such transferee, and no such transferor shall be required to cause such transferee to, agree to be bound by the terms of this Agreement.

(c)                                  Each Party agrees to notify the Company and the Stockholders in writing at least three (3) Business Days prior to acquiring any shares of Common Stock after the date hereof and agrees not to acquire any such shares without delivering such notice prior to such acquisition.

SECTION 4.                            BRING-ALONG RIGHTS

(a)                                  So long as the Riverstone Stockholders collectively hold at least forty-five percent (45%) of the issued and outstanding shares of Common Stock, in connection with any proposed Company Sale, the Riverstone Stockholders shall have the right (a “Bring-Along Right”), but not the obligation, to cause all, but not less than all, Other Stockholders (other than any Superior Stockholder) to tender for purchase to the Third Party Purchaser in such Company Sale, a number of shares of Common Stock (including Common Stock issuable upon exercise of Vested Options) equaling the amount derived by multiplying (i) the total number of shares of Common Stock proposed to be purchased by the Third Party Purchaser by (ii) a fraction, the numerator of which is the total number of shares of Common Stock held by such Other Stockholder (which shall, for the purpose of this Section 4(a), be deemed to include all

Common Stock issuable upon exercise of all Vested Options held by such Other Stockholder and any restricted shares of Common Stock held by such Other Stockholder) and the denominator of which is the total number of then outstanding shares of Common Stock (which shall, for the purpose of this Section 4(a), be deemed to include all Common Stock issuable upon exercise of all Vested Options then outstanding and all restricted shares of Common Stock then outstanding).

(b)                                 Any Riverstone Stockholder that elects to exercise its Bring-Along Right shall so notify each of the Other Stockholders (other than any Superior Stockholder) pursuant to a written notice (each, a “Bring-Along Notice”) delivered to such Other Stockholders at least 10 Business Days prior to the date on which the Riverstone Stockholder expects the proposed Company Sale that triggered such Bring-Along Right to be consummated.  Each Bring-Along Notice shall set forth: (i) the name of the Third Party Purchaser and the amount of Common Stock proposed to be purchased by such Third Party Purchaser, (ii) the proposed amount and form of consideration and the terms and conditions of payment offered by the Third Party Purchaser and a summary of any other material terms pertaining to the Transfer (“Third Party Terms”), together with a copy of any written documents constituting the offer or proposal of the Third Party Purchaser and (iii) the number of shares of Common Stock and/or Vested Options that such Other Stockholder is required to sell pursuant to the Bring-Along Right; provided, however, that the aggregate consideration payable for Vested Options sold to a Third Party Purchaser pursuant to the Bring-Along Right shall be (A) the aggregate consideration payable with respect to the Common Stock issuable upon exercise of such Vested Options, minus (B) the aggregate exercise price payable upon the exercise of such Vested Options.  The terms and conditions applicable to such purchase and sale of any shares of Common Stock and Vested Options purchased from any Other Stockholder pursuant to this Section 4 shall otherwise be the same as the terms and conditions applicable to such Riverstone Stockholders, including the timing of purchase, sale and payment.

(c)                                  Upon the receipt of a Bring-Along Notice by an Other Stockholder (other than any Superior Stockholder), each such Other Stockholder shall be obligated to sell the number of shares of Common Stock and Vested Options required to be sold by such Stockholder as set forth in the Bring-Along Notice on the Third Party Terms, on the terms and subject to the conditions generally applicable to all Stockholders selling to the Third Party Purchaser in connection with such transaction(s) and subject to the consummation of such transaction(s) in accordance with their terms.

(d)                                 At the closing of the Transfer to any Third Party Purchaser pursuant to this Section 4, the Third Party Purchaser shall remit to each applicable Other Stockholder the consideration for the Common Stock and Vested Options to be sold by such Other Stockholder (less any portion of the consideration to be escrowed or otherwise held back in accordance with the Third Party Terms; provided, however, that such escrow or hold back is pro rata among all Stockholders and other parties selling securities in such transaction), against delivery by such Stockholder of the certificates (if any) representing such Common Stock, duly endorsed for Transfer or with duly executed stock powers or similar instruments, and such other instruments of Transfer or acknowledgments of cancellation of any Vested Options to be sold by such Stockholder, in each case, as may be reasonably requested by the Third Party Purchaser and the Company, and the compliance by such Stockholder with any other conditions to closing generally applicable to all Stockholders selling Common Stock in such transaction; provided, no such condition shall require such Stockholder to undertake or agree to bear joint and several liability with any other party thereto or to bear more than such Stockholder’s proportionate share of any indemnification obligations.

SECTION 5.                            TAG-ALONG RIGHTS

(a)                                  In the event that a Riverstone Stockholder proposes to Transfer all or any portion of the Common Stock then held by such Riverstone Stockholder to a Third Party Purchaser prior to the Lock-up Release Date, other than pursuant to an Exempt Transfer, each of the Management Stockholders and their respective Permitted Transferees and each of the Management Trust Stockholders (collectively, the “Tag-Along Stockholders”) shall have the right (the “Tag-Along Right”) to sell in their discretion up to the same percentage of such Tag-Along Stockholder’s Common Stock as all Riverstone Stockholders are proposing to sell in such a transaction by requesting that such Third Party Purchaser purchase from such Tag-Along Stockholder up to the number of shares of Common Stock equal to the number derived by multiplying (i) the total number of shares of Common Stock that the proposed Third Party Purchaser(s) have agreed or committed to purchase by (ii) a fraction, the numerator of which is the total number of shares of Common Stock owned by such Tag-Along Stockholder (other than shares issuable upon the exercise of Vested Options of such Tag-Along Stockholder, but including unvested restricted shares of Common Stock held by such Stockholder if the proposed Transfer would constitute a Company Sale and including any shares to be issued upon any exercise of Vested Options conditioned upon the consummation of the Transfer), and the denominator of which is the total number of shares of Common Stock then outstanding (other than shares issuable upon the exercise of then-outstanding Vested Options, but including unvested restricted shares of Common Stock then outstanding if the proposed Transfer would constitute a Company Sale and including any shares issuable upon the exercise of Vested Options conditioned upon the consummation of such Transfer).  Notwithstanding the foregoing, or any other provision contained herein, the aggregate number of shares of Common Stock that each Management Stockholder and his or her Permitted Transferees or each Management Trust Stockholder shall have the right to sell pursuant to this Section 5 in connection with all such sales prior to the Lock-up Date shall not exceed such Stockholder’s “Tag-Along Sale Cap” set forth next to such Stockholder’s name on Exhibit B.  Any shares of Common Stock purchased from Tag-Along Stockholders pursuant to this Section 5(a) shall be purchased upon the same terms and conditions (including timing of purchase and payment) as such proposed Transfer by such Riverstone Stockholder.

(b)                                 If any Riverstone Stockholder proposes to make a Transfer triggering the Tag-Along Right, such Riverstone Stockholder shall send a written notice (each, a “Sale Notice”) to all of Tag-Along Stockholders at least ten (10) Business Days prior to the date on which such Riverstone Stockholder expects to consummate such Transfer.  Each Sale Notice shall set forth the Third Party Terms applicable to the proposed Transfer, the maximum number of shares of Common Stock the Tag-Along Stockholder to whom the Sale Notice is delivered is entitled to sell pursuant to the Tag-Along Right and the anticipated closing date of the Transfer, and shall be accompanied by a copy of any written documents reflecting the terms and conditions agreed to by the Riverstone Stockholder and the Third Party Purchaser.

(c)                                  Each Tag-Along Stockholder that desires to exercise the Tag-Along Right shall deliver a written notice (each, a “Tag-Along Notice”) to that effect to the Riverstone Stockholder proposing to sell Common Stock within five (5) Business Days following receipt of the Sale Notice from such Riverstone Stockholder.  The Tag-Along Notice shall state the number of shares of Common Stock (not to exceed the amount determined in accordance with Section 5(a)) that such Tag-Along Stockholder proposes to include in such Transfer to the Third Party Purchaser, and shall constitute the Tag-Along Stockholder’s binding agreement to sell its shares on the terms and subject to the conditions as are specified in or accompany the Sale Notice.  If the Third Party Purchaser does not purchase the specified number of shares of Common Stock from the Tag-Along Stockholders on the same terms and conditions as specified in the Sale Notice and at the same time as the Third Party Purchaser purchases Common Stock from such Riverstone Stockholder, then such Riverstone Stockholder shall not be entitled to sell any shares of Common Stock to the proposed Third Party Purchaser in the proposed Transfer unless such Riverstone Stockholder or its designee concurrently purchases from each such Tag-Along Stockholder the number of shares of Common Stock of such Tag-along Stockholder as is specified in the Tag-Along Notice, on the Third Party Terms.

(d)                                 At the closing of the Transfer to any Third Party Purchaser pursuant to this Section 5, the Third Party Purchaser shall remit to each Tag-Along Stockholder the consideration for the Common Stock of such Tag-Along Stockholder sold pursuant hereto (less any such consideration to be escrowed or otherwise held back in accordance with the Third Party Terms; provided, however, that such escrow or hold back is pro rata among all sellers of Common Stock participating in such transaction), against delivery by such Tag-Along Stockholder of certificates (if any) representing such Common Stock, duly endorsed for Transfer or with duly executed stock powers or similar instruments, or such other instrument of Transfer of such Common Stock as may be reasonably requested by the Third Party Purchaser and the Company, and the compliance by such Stockholder with any other conditions to closing generally applicable to all Stockholders selling Common Stock in such transaction; provided that no such condition shall require such Stockholder to undertake or agree to bear joint and several liability with any other party thereto or to bear more than such Stockholder’s proportionate share of any indemnification obligations.

(e)                                  If any Transfer described in a Tag-Along Notice has not been consummated in accordance with the terms set forth in the Tag-Along Notice within one hundred and eighty (180) days after the expiration of the five (5) Business Day election period specified in Section 5(c), or if the terms of such proposed Transfer have been modified in any material respect from those set forth in the Tag-Along Notice, such Transfer may not be completed without first providing a new Tag-Along Notice to the Tag-Along Stockholders and allowing another opportunity for such Stockholders to elect to exercise their Tag-Along Right set forth in this Section 5.

SECTION 6.                            COOPERATION

(a)                                  If the Company or any Riverstone Stockholder enters into any negotiation with respect to any transaction which could give rise to the issuance of Securities (as defined in the Securities Act) to a Stockholder for which Rule 506 (or any similar rule then in effect) promulgated under the Securities Act may be available, each such Stockholder shall, if requested by the Company, appoint for such Stockholder a “purchaser representative” (as such term is defined in Rule 501 of the Securities Act) reasonably acceptable to the Company to advise such Stockholder in connection with such transaction.  If such purchaser representative is designated by the Company, the Company shall pay the fees and expenses of such purchaser representative, but if any Stockholder appoints another purchaser representative, such Stockholder shall be responsible for the fees and expenses of the purchaser representative so appointed.

(b)                                 Subject to the applicable provisions of the Registration Rights Agreement, each of the Stockholders agrees that in any transaction in which such Stockholder sells some or all of the Common Stock and/or Vested Options held by such Stockholder (pursuant to this Agreement or otherwise, and whether structured as a sale of equity, merger, recapitalization, sale of assets or otherwise), such Stockholder shall bear his, her or its pro rata portion of the costs of such transaction (based upon the percentage that the number of shares of Common Stock that are sold for such Stockholder in such transaction bears to the total number of shares of Common Stock that are sold in such transaction) to the extent such costs are incurred for the benefit of all holders of Common Stock and are not otherwise paid by the Company or the acquiring party.

(c)                                  If any action by the Other Stockholders is required in connection with any transaction giving rise to a Bring-Along Right or any Company Sale, each of the Other Stockholders shall take such actions as may be reasonably requested by the Company or the Riverstone Stockholders in connection therewith, so long as the Company and the Riverstone Stockholders are then in compliance with the terms of this Agreement and the Riverstone Stockholders take the same or equivalent action as is being requested of the Other Stockholders.  Without limiting the generality of the foregoing, each of the Other Stockholders agrees that he, she or it (i) shall consent to and raise no objections against such transaction, (ii) shall execute any Common Stock purchase agreement, merger agreement or other agreement in reasonably customary form entered into with the Third Party Purchaser with respect to such transaction memorializing the definitive Third Party Terms of such transaction and any ancillary agreement with respect thereto, so long as such agreements do not place disproportionate costs, expenses, risks or potential liability on the Other Stockholders as compared to any other Stockholders, (iii) shall vote the Common Stock held by such Other Stockholder in favor of such transaction, (iv) shall use its reasonable best efforts to cause its Director nominee to vote in favor of such transaction (including without limitation by removal or replacement of any such Director) and (v) shall refrain from the exercise of dissenters’ appraisal rights with respect to such transaction.

SECTION 7.                            MISCELLANEOUS

(a)                                  Legends.  All certificates representing shares of Common Stock issued to or acquired by any of the Stockholders prior to or in connection with the execution of this Agreement bear the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY

STATE AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND SUCH LAWS OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREOF.”

“THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AND CERTAIN OTHER AGREEMENTS SET FORTH IN A STOCKHOLDERS AGREEMENT BETWEEN THE ISSUER AND THE INITIAL HOLDER HEREOF DATED AS OF [•], 2012. A COPY OF SUCH AGREEMENT SHALL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

Upon the execution of this Agreement, in addition to any other legend that the Company may deem advisable under the Securities Act and applicable state securities laws, all certificates, if any, representing shares of capital stock of the Company issued by the Company to any of the Stockholders shall bear the following legend, and the shares represented by such certificates shall be subject to the applicable provisions of this Agreement:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND SUCH LAWS OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREOF.”

“THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AND CERTAIN OTHER AGREEMENTS SET FORTH IN A STOCKHOLDERS AGREEMENT BETWEEN THE ISSUER AND THE INITIAL HOLDER HEREOF DATED AS OF [•], 2012. A COPY OF SUCH AGREEMENT SHALL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

(b)                                 Successors, Assigns and Transferees.  This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective legal representatives, heirs, legatees, successors, and permitted assigns (including, without limitation, successors to the Company, whether by merger or otherwise) and any other transferee of the Common Stock and shall also apply to any Common Stock acquired by the Stockholders after the date hereof.

(c)                                  Specific Performance.  Each Party, in addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, shall be entitled to specific performance of each other Party’s obligations under this Agreement. The Parties agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by any of them of the provisions of this Agreement and each hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

(d)                                 Governing Law.  This Agreement shall be governed by and construed in accordance with the internal laws, and not the law of conflicts, of the State of Delaware.

(e)                                  Interpretation.  The headings of the Sections contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the Parties and shall not affect the meaning or interpretation of this Agreement.

(f)                                    Notices.  All notices and other communications provided for or permitted hereunder shall be in writing and shall be deemed to have been duly given and received when delivered by overnight courier or hand delivery, when sent by telecopy, or five days after mailing if sent by registered or certified mail (return receipt requested) postage prepaid, to the Parties at the following addresses (or at such other address for any Party as shall be specified by like notices, provided that notices of a change of address shall be effective only upon receipt thereof).

If to the Company, at:

G.M. McCarroll

President and Chief Executive Officer

1301 McKinney, Suite 900

Houston, Texas 77010

If to R/C Dynamic Holdings and R/C Direct, at:

R/C Dynamic Holdings, L.P.

R/C Energy IV Direct Holdings, L.P.

712 Fifth Avenue, 51st Floor

New York, NY 10019

Attention: N. John Lancaster

Telecopy No.: (212) 993-0077

with a copy to:

R/C Dynamic Holdings, L.P.

R/C Energy IV Direct Holdings, L.P.

712 Fifth Avenue, 51st Floor

New York, NY 10019

Attention: Stephen S. Coats

Telecopy No.: (212) 993-0077

If to any holder of Common Stock, to such Person’s address as set forth on the records of the Company.

(g)                                 Recapitalization, Exchange, Etc. Affecting the Company’s Equity Securities.  The provisions of this Agreement shall apply, to the full extent set forth herein, with respect to any and all Common Stock of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets, conversion to a corporation or otherwise)

that may be issued in respect of, in exchange for, or in substitution of, the Common Stock and shall be appropriately adjusted for any dividends, splits, reverse splits, combinations, recapitalizations, and the like occurring after the date hereof.  This Agreement shall also apply to any Common Stock acquired by the Stockholders at any time hereafter, whether as a result of exercising Vested Options, the vesting of restricted stock or otherwise without any further action by such Stockholder.  Notwithstanding the foregoing, or any other provision contained herein, this Agreement will terminate upon the later of (i) the consummation of a Company Sale and (ii) such date as the Riverstone Stockholders in the aggregate cease to hold five percent (5%) or more of the then-outstanding shares of Common Stock.  Notwithstanding anything to the contrary contained in this Agreement, in the event that acquisitions or intended acquisitions of shares of Common Stock by a Party would reasonably be likely to require the Parties to file periodic reports on Schedule 13D pursuant to the Exchange Act, upon written notice from the Company and the Riverstone Stockholders, this Agreement may be terminated with respect to such acquiring Party and such acquiring party shall no longer be subject to any of the rights or obligations set forth herein.

(h)                                 Counterparts.  This Agreement may be executed by facsimile signature and in two or more counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to constitute one and the same agreement.

(i)                                     Severability.  In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal, or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby.

(j)                                     Amendment.  This Agreement may be amended and any provision hereof waived only by written document signed by each of the Parties.  Notwithstanding the foregoing, at any time hereafter, Permitted Transferees or other Persons acquiring shares of Common Stock in accordance with the terms hereof may be made parties hereto and treated as “Stockholders” for all purposes hereunder by executing a counterpart signature page in the form attached as Exhibit A hereto, which signature page shall be countersigned by the Company and shall be attached to this Agreement and become a part hereof without any further action of any other Party hereto.

(k)                                  Tax Withholding.  The Company shall be entitled to deduct and withhold from any cash or other payment to any Stockholder such amounts that the Company is required by any provision of federal, state, local, provincial or foreign tax law to be withheld with respect to the issuance, vesting, exercise, repurchase or cancellation of any Common Stock or any option to purchase Common Stock.  To the extent that amounts are so deducted and withheld by the Company, such deduced and withheld amounts shall be treated as having been paid to the Stockholder in respect of which such deduction and withholding was made, and the Company shall pay such withheld amounts to the applicable Governmental Authority.

(l)                                     Founding Stockholders.  The Stockholders and the Company acknowledge that, for purposes of the Bylaws and the Company’s certificate of incorporation, the term “Founding Stockholders” shall mean the Riverstone Stockholders, the Superior Stockholders, Michel B.

Moreno, G.M. McCarroll and their respective Permitted Transferees.

IN WITNESS WHEREOF, each of the undersigned has signed this Agreement as of the date first above written:

DYNAMIC OFFSHORE RESOURCES, INC.

By:
Name:
Title:

[Signature blocks to be added]

EXHIBIT A

SIGNATURE PAGE
TO THE
STOCKHOLDERS AGREEMENT

By execution of this signature page,                                                                                                            hereby agrees to become a party to, be bound by the obligations of and receive the benefits of that certain Stockholders Agreement dated as of [•], 2012 by and among Dynamic Offshore Resources, Inc., a Delaware corporation, R/C Dynamic Holdings, L.P., a Delaware limited partnership, and certain other parties named therein, as amended from time to time thereafter.

By:
Name:
Title:

Notice Address:

Accepted:

DYNAMIC OFFSHORE RESOURCES, INC.

By:
Name:
Title:

EXHIBIT B

TAG-ALONG SALE CAP

Stockholder	Tag-Along Sale Cap